July 3, 1997

         The Debbie Reynolds Hotel & Casino, Inc. has filed for relief under Chapter 11 of the Bankruptcy Code.

         Due to the inability of the Debbie Reynolds Hotel & Casino, Inc. To generate sufficient funds to cover all of its expenses, the Debbie Reynolds Hotel & Casino, Inc. has filed for relief under Chapter 11 of the Bankruptcy Code. It will seek reorganization of its debts. Also filing were subsidiary companies, Debbie Reynolds Management Company and Debbie Reynolds Resorts, Inc.

         The financial performance of the Debbie Reynolds Hotel & Casino, Inc. and the implications upon her personally has required that Miss Debbie Reynolds also file for relief under Chapter 11 of the Bankruptcy Code. As of July 3, 1997, Miss Debbie Reynolds, has resigned as Chairman of Board, Director and Officer of Debbie Reynolds Hotel & Casino, Inc., Debbie Reynolds Management Company and Debbie Reynolds Resorts, Inc.

         Miss Debbie Reynolds intends to continue to entertain in the showroom and to continue to lend her name to the Property. The Debbie Reynolds Hollywood Movie Museum remains open for tours. The Hotel and Timeshare units will remain open.
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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         DEBBIE REYNOLDS HOTEL & CASINO, INC.

Date:  July 3, 1997      /S/ TODD FISHER _____________
                         Todd Fisher, President